Exhibit 3.2

FIRST AMENDMENT TO SEVENTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

SHEA HOMES LIMITED PARTNERSHIP,

A CALIFORNIA LIMITED PARTNERSHIP

THIS FIRST AMENDMENT TO SEVENTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF SHEA HOMES LIMITED PARTNERSHIP (this “Amendment”) is entered into as of August 6, 2013, by and among J.F. Shea, G.P., a Delaware general partnership, as general partner (the “General Partner”), and the persons whose names are ascribed hereto, as Limited Partners, (the “Limited Partners”). Capitalized Terms not otherwise defined herein shall have the meanings set forth in the Seventh Amended Agreement (as defined below).

R E C I T A L S

A. The General Partner, and Limited Partners, entered into that certain Seventh Amended and Restated Agreement of Limited Partnership of Shea Homes Limited Partnership dated as of March 11, 2013 (the “Seventh Amended Agreement” or “Partnership Agreement”).

B. The General Partner and the Limited Partners desire to amend the Seventh Amended Agreement in order to modify the Class B Preferred Return and the Class D Preferred Return effective January 1, 2013.

A G R E E M E N T

NOW, THEREFORE, taking the foregoing Recitals into account, and in consideration of the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner and the Limited Partners do hereby amend the Seventh Amended Agreement in the following particulars only:

1. Class B Preferred Return. Effective January 1, 2013 (and hence Fiscal Year 1 for the purposes of this Amendment shall be January 1, 2013 through December 31, 2013), the definition in Article 2 of Class B Preferred Return is hereby deleted in its entirety and replaced with the following: “Class B Preferred Return” means, with respect to any Partner a return equal to the following for the applicable Fiscal Year (or portion thereof):

i.	Fiscal Years 1-4—an annual rate of return equal to one and two tenths percent (1.2%)

ii.	Fiscal Years 5-8—an annual rate of return equal to two and twenty five one hundredths percent (2.25%)

iii.	Fiscal Year 9 and every Fiscal Year thereafter—the Wells Fargo Bank Rate for such Fiscal Year (or portion thereof) calculated on the Class B Amount as of the first day of such Fiscal Year

2. Class D Preferred Return. Effective January 1, 2013 (and as noted above Fiscal Year 1 for the purposes of this Amendment shall be January 1, 2013 through December 31, 2013), the definition in Article 2 of Class D Preferred Return is hereby deleted in its entirety and replaced with the following: “Class D Preferred Return” means, with respect to any Partner a return equal to the following for the applicable Fiscal Year (or portion thereof):

i.	Fiscal Years 1-4—an annual rate of return equal to two percent (2.0%)

ii.	Fiscal Years 5-8—an annual rate of return equal to twelve and seventy five one hundredths percent (12.75%)

iii.	Fiscal Year 9 and every Fiscal Year thereafter—an annual rate of return equal to seven percent (7.0%)

3. Miscellaneous.

a. Amendment Controlling. In the event of any inconsistency between the terms of this Amendment and the terms of the Partnership Agreement, the terms of this Amendment shall control. Except to the extent expressly amended pursuant to this Amendment, the terms and provisions of the Partnership Agreement shall remain in full force and effect without modification.

b. Counterparts; Facsimile. This Amendment may be (i) executed in any number of counterparts, each of which shall be an original and all of which shall together constitute one and the same document and (ii) executed and delivered by the exchange of electronic facsimile copies of the signed counterparts, which facsimile counterparts shall be binding upon the parties.

c. Authorization. By his or her signature, each person executing this Amendment on behalf of a party hereto represents and warrants to the other party hereto that he or she is duly authorized to do so.

d. Entire Agreement. This Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to the matters contained in this Amendment. All prior and contemporaneous understandings, representations or agreements among the parties with respect to this subject matter, verbal or written, are merged into this Amendment.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership

GENERAL PARTNER

J.F. SHEA, G.P., a Delaware general partnership

By:	J.F. Shea Management, L.P.,
a Delaware limited partnership
its general partner

By:	J.F. Shea Construction Management, Inc., a California corporation, its general partner

By:	/s/ Peter O. Shea, Jr.
Name:	Peter O. Shea, Jr.
Title:	President

By:	/s/ James G. Shontere
Name:	James G. Shontere
Title:	Secretary

LIMITED PARTNERS
J.F. SHEA CO., INC., a Nevada corporation

By:	/s/ James G. Shontere
Name:	James G. Shontere
Title:	Secretary

By:	/s/ Robert O’dell
Name:	Robert O’dell
Title:	Vice-President & Treasurer

JOHN SHEA FAMILY TRUST, dated May 20, 2005

By:	/s/ John F. Shea
John F. Shea, Trustee

ORLANDO ROAD LLC,
a Delaware limited liability company

By:	/s/ John F. Shea
Name:	John F. Shea
Title:	President

By:	/s/ James G. Shontere
Name:	James G. Shontere
Title:	Secretary

VIRGINIA ROAD LLC, a Delaware limited liability company

By:	/s/ John C. Morrissey
Name:	John C. Morrissey
Title:	President

By:	/s/ James G. Shontere
Name:	James G. Shontere
Title:	Secretary

BAY FRONT DRIVE, LLC, a Delaware limited liability company

By:	/s/ Peter O. Shea
Name:	Peter O. Shea
Title:	President

By:	/s/ James G. Shontere
Name:	James G. Shontere
Title:	Secretary

SHEA INVESTMENTS, a California general partnership

By:	/s/ Carrie Shea Tilton
Carrie Shea Tilton, Trustee of Carrie
Shea Tilton Revocable Trust

TAHOE PARTNERSHIP I, a California general partnership

By:	/s/ Peter O. Shea
Name:	Peter O. Shea
Title:	Managing Partner

BALBOA PARTNERSHIP, a California general partnership

By:	/s/ Peter O. Shea, Jr.
Peter O. Shea, Jr., as Trustee of the Peter O. Shea Jr. Separate Property Trust dated March 17, 1985, Amended January 14, 2013

By:	/s/ Ronald L. Lakey
Ronald L. Lakey, as Trustee of the Catherine
Shea Johnson Trust dated November 13, 1984, as Amended on March 1, 1989, July 22, 1993 and September 30, 2004

By:	/s/ Ronald L. Lakey
Ronald L. Lakey, as Trustee of the Sarah H. Shea Trust dated October 15, 1987, as amended on March 1, 1989 and June 29, 1999

SURVIVOR’S TRUST U/A EIGHTH – E & M SHEA REVOCABLE TRUST u/d/t 4/07/09

By:	/s/ John C. Morrissey
John C. Morrissey, Trustee

By:	/s/ Mary Shea
Mary Shea, Trustee

PETER O. AND CAROLYN H. SHEA REVOCABLE TRUST DATED JANUARY 11, 1995, AS AMENDED

By:	/s/ Peter O. Shea
Peter O. Shea, Trustee